December 2016

Free Writing Prospectus pursuant to Rule 433 dated December 13, 2016 / Registration Statement No. 333-198735

STRUCTURED INVESTMENTS Opportunities in U.S. and International Equities GS Finance Corp.

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index.

We may redeem your securities at our discretion at 100% of their principal amount plus any coupon then due on any coupon payment date on or after June 21, 2017 up to the coupon payment date on September 20, 2018.

Unless previously redeemed, (i) if the index closing value of any underlying index is less than its downside threshold level (65.00% of its initial index value set on the pricing date) on any index business day during the preceding quarterly coupon observation period, you will not receive a payment on the applicable coupon payment date and (ii) if the index closing value of each underlying index is greater than or equal to its downside threshold level on every index business day during the preceding quarterly coupon observation period, you will receive on the applicable coupon payment date a payment of $21.625 for each $1,000 principal amount of your securities. A quarterly coupon observation period is the period from but excluding an observation end date (or the pricing date, in the case of the first quarterly coupon observation period) to and including the next succeeding observation end date.

At maturity, if not previously redeemed, (i) if the final index value of each underlying index on the valuation date is greater than or equal to its downside threshold level you will receive the principal amount of your securities plus any coupon then due and (ii) if the final index value of any underlying index is less than its downside threshold level, you will not receive a coupon payment and the payment at maturity will be based on the performance of the underlying index with the lowest index performance factor (the quotient of the final index value divided by the initial index value). Investors will not participate in any appreciation of any underlying index.

At maturity, for each $1,000 principal amount of your securities, in addition to any coupon then due, you will receive an amount in cash equal to:

•                  if the final index value of each underlying index is greater than or equal to its downside threshold level, $1,000 (you will not participate in any appreciation of the underlying indexes); or

•                  if the final index value of any underlying index is less than its downside threshold level, the product of (i) $1,000 times (ii) the worst of the index performance factors (you will receive significantly less than the principal amount of your securities).

The securities are for investors who seek to earn a coupon at an above current market rate in exchange for the risk of receiving few or no quarterly coupons and losing a significant portion of the principal amount of their securities.

SUMMARY TERMS (continued on page PS-2)
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying indexes:	S&P 500® Index, Russell 2000® Index and EURO STOXX 50® Index
Pricing date:	December , 2016 (expected to price on or about December 16, 2016)
Original issue date:	December , 2016 (3 business days after the pricing date)
Observation end dates:	as set forth under “Observation end dates” below
Coupon payment dates:	as set forth under “Coupon payment dates” below
Valuation date:	the last observation end date, expected to be December 17, 2018
Stated maturity date:	expected to be December 20, 2018
Estimated value range:	$950 to $980. See the following page for more information.

Your investment in the securities involves risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-14. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	December , 2016	Original issue price:	100.00% of the principal amount
Underwriting discount:	2.15% ($ in total)*	Net proceeds to the issuer:	97.85% ($ in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $20.00 for each security it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession as a structuring fee. Goldman, Sachs & Co. will receive an underwriting discount of $1.50 for each security.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying general terms supplement, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman, Sachs & Co.

The issue price, underwriting discount and net proceeds listed on the cover page relate to the securities we sell initially. We may decide to sell additional securities after the date of this document, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this document in the initial sale of the securities. In addition, Goldman, Sachs & Co. or any other affiliate of GS Finance Corp. may use this document in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this document is being used in a market-making transaction.

ADDITIONAL SUMMARY TERMS
Early redemption right:

we have the right to redeem your securities at our discretion, in whole but not in part, at a price equal to 100% of the principal amount plus any coupon then due, on each coupon payment date commencing with the coupon payment date expected to occur on June 21, 2017 and ending with the coupon payment date expected to occur on September 20, 2018, subject to three business days’ prior notice; No payments will be made after they have been redeemed.

Payment at maturity (in addition to the final coupon, if any):

if the final index value of each underlying index is greater than or equal to its downside threshold level, $1,000; or

if the final index value of any underlying index is less than its downside threshold level, $1,000 × the worst performing index performance factor

This amount will be less than the stated principal amount of $1,000, will represent a loss of more than 35.00% and could be zero.

Initial index value:	with respect to each underlying index, the index closing value of such underlying index on the pricing date
Final index value:	with respect to each underlying index, the index closing value of such underlying index on the valuation date
Downside threshold level:	with respect to each underlying index, 65.00% of such underlying index’s initial index value
Contingent quarterly coupon:

•                  if the index closing value of each underlying index on every index business day during the preceding quarterly coupon observation period is greater than or equal to its downside threshold level, $21.625 per security; or

•                  if the index closing value of any underlying index on any index business day during the preceding quarterly coupon observation period is less than its downside threshold level, $0.00

Quarterly coupon observation period:

the period from but excluding each observation end date (or the pricing date, in the case of the first quarterly coupon observation period) to and including the next succeeding observation end date excluding any date or dates on which the calculation agent determines that a market disruption event with respect to any underlying index occurs or is continuing or that the calculation agent determines is not an index business day with respect to any underlying index, as described in more detail under “Additional Information About the Securities — Additional Provisions” on page PS-30

Index performance factor:	with respect to each underlying index, the final index value / the initial index value
Worst performing underlying index:	the underlying index with the lowest index performance factor
Worst performing index performance factor:	the index performance factor of the worst performing underlying index.
CUSIP / ISIN:	40054KRR9 / US40054KRR94
Stated principal amount/Original issue price:	$1,000 per security / 100% of the principal amount
Listing:	the securities will not be listed on any securities exchange
Underwriter:	Goldman, Sachs & Co.

December 2016

Observation end dates*	Coupon payment dates**
March 16, 2017	March 21, 2017
June 16, 2017	June 21, 2017
September 18, 2017	September 21, 2017
December 18, 2017	December 21, 2017
March 16, 2018	March 21, 2018
June 18, 2018	June 21, 2018
September 17, 2018	September 20, 2018
December 17, 2018 (valuation date)	December 20, 2018 (stated maturity date)

*Subject to postponement for non-index business days and market disruption events

**Subject to postponement as described under “Additional Information About the Securities — Additional Provisions — Postponement of coupon payment dates” on page PS-30 of this document

December 2016

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman, Sachs & Co. (GS&Co.) and taking into account our credit spreads) is expected to be in the range (the estimated value range) specified on the cover (per $1,000 principal amount), which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately $     per $1,000 principal amount, which exceeds the estimated value of your securities as determined by reference to these models. The amount of the excess will decline on a straight line basis over the period from the pricing date through            .

About Your Securities

GS Finance Corp. and The Goldman Sachs Group, Inc. have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and general terms supplement no. 25 listed below) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and general terms supplement no. 25 and any other documents relating to this offering that GS Finance Corp. and The Goldman Sachs Group, Inc. have filed with the SEC for more complete information about us and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at sec.gov. Alternatively, we will arrange to send you the prospectus, prospectus supplement and general terms supplement no. 25 if you so request by calling (212) 357-4612.

The securities are notes that are part of the Medium-Term Notes, Series E program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This document should be read in conjunction with the following:

•                  General terms supplement no. 25 dated December 22, 2015

•                  Prospectus supplement dated December 22, 2015

•                  Prospectus dated December 22, 2015

The information in this document supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

For purposes of the securities, all references to “lesser performing”  and “coupon observation dates” used in the accompanying general terms supplement no. 25 will be deemed to refer to “worst performing” and “observation end dates”, respectively, in this document.

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

We refer to the securities we are offering by this document as the “offered securities” or the “securities”. Each of the securities has the terms described under “Summary Terms” and “Additional Provisions” in this document. Please note that in this document, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated December 22, 2015, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated December 22, 2015, for Medium-Term Notes, Series E, and references to the “accompanying general terms supplement no. 25” mean the accompanying general terms supplement no. 25, dated December 22, 2015, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

The Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018 (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above 65.00% of its initial index value, which we refer to as its downside threshold level, on every index business day during the preceding quarterly coupon observation period. If the index closing value of any underlying index is less than its downside threshold level on any index business day during the preceding quarterly coupon observation period, we will not pay any coupon for the related quarterly period. If the securities are redeemed early, no more contingent quarterly coupon payments will be made. It is possible that the index closing value of any underlying index could be below its downside threshold level on an index business day during most or all of the quarterly coupon observation periods so that you will receive few or no contingent quarterly coupons during the term of the securities. We refer to these coupons as contingent because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if each underlying index was to be at or above its downside threshold level on every index business day during some quarterly coupon observation periods, one or more underlying indexes may fluctuate below the respective downside threshold level(s) on one or more index business days during others. In addition, if the securities have not been redeemed by us prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 65.00% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire term of the securities. In addition, investors will not participate in any appreciation of any underlying index.

Maturity:	Approximately 2 years (unless redeemed early)

Contingent quarterly coupon:

•                  If the index closing value of each underlying index on every index business day during the preceding quarterly coupon observation period is greater than or equal to its downside threshold level, $21.625 per security; or

•                 If the index closing value of any underlying index on any index business day during the preceding quarterly coupon observation period is less than its downside threshold level, $0.00

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

Early redemption right:

we have the right to redeem your securities at our discretion, in whole but not in part, at a price equal to 100% of the principal amount plus any coupon then due, on each coupon payment date commencing with the coupon payment date expected to occur on June 21, 2017 and ending with the coupon payment date expected to occur on September 20, 2018, subject to three business days’ prior notice

Payment at maturity (in addition to the final coupon, if any):

•                  If the final index value of each underlying index is greater than or equal to its downside threshold level, $1,000; or

•                  If the final index value of any underlying index is less than its downside threshold level, $1,000 × the worst performing index performance factor

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its downside threshold level on every index business day during the related quarterly coupon observation period. The securities have been designed for investors who are willing to accept the risk of receiving few or no coupon payments for the entire term of the securities and losing all or a significant portion of the principal of their securities in exchange for an opportunity to earn a coupon at an above current market rate if each underlying index closes at or above its downside threshold level on every index business day during each quarterly coupon observation period until the securities are redeemed by us or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not been redeemed by us) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed by us, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the term of the securities and the payment at maturity may be less than 65.00% of the stated principal amount of the securities and may be zero.

Scenario 1: the securities are redeemed prior to maturity

This scenario assumes that we redeemed your securities, in whole but not in part, at a price equal to 100% of the principal amount plus any coupon then due prior to maturity. If the securities are redeemed by us, no more contingent quarterly coupon payments will be made.

Scenario 2: the securities are not redeemed prior to maturity and investors receive principal back at maturity

This scenario assumes that the securities are not redeemed by us and that each underlying index closes at or above its downside threshold level on every index business day during some quarterly coupon observation periods, but one or more underlying indexes close below the respective downside threshold level(s) on one or more index business days during others. Consequently, investors receive the contingent quarterly coupon for the quarterly periods for which each index closing value is at or above its downside threshold level on every index business day during the related quarterly coupon observation period, but not for the quarterly periods for which any index closing value is below its downside threshold level on any index business day during the related quarterly coupon observation period. On the valuation date, each underlying index closes at or above its downside threshold level. At maturity, investors will receive the stated principal amount and, if each index closing value was at or above its downside threshold level on every index business day during the final quarterly coupon observation period, the contingent quarterly coupon with respect to the final quarterly coupon observation period.

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

Scenario 3: the securities are not redeemed prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that the securities are not redeemed by us and that each underlying index closes at or above its downside threshold level on every index business day during some quarterly coupon observation periods, but one or more underlying indexes close below the respective downside threshold level(s) on one or more index business days during others. Consequently, investors receive the contingent quarterly coupon for the quarterly coupon observation periods for which each index closing value is at or above its downside threshold level on every index business day during such quarterly coupon observation period, but not for the quarterly periods for which any index closing value is below its downside threshold level on any index business day during the related quarterly coupon observation period. On the valuation date, one or more underlying indexes close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the product of the stated principal amount times the worst performing index performance factor. Under these circumstances, the payment at maturity will be less than 65.00% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values during each quarterly coupon observation period and (2) the final index values. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons

Diagram #2: Payment at Maturity if the Securities are Not Redeemed

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms:

Stated principal amount:	$1,000 per security

Contingent quarterly coupon:	$21.625 per security

Hypothetical initial index values:	2,200.00 with respect to the S&P 500® Index, 1,300.00 with respect to the Russell 2000® Index and 3,000.00 with respect to the EURO STOXX 50® Index

Hypothetical downside threshold levels:

1,430.00 with respect to the S&P 500® Index, 845.00 with respect to the Russell 2000® Index and 1,950.00 with respect to the EURO STOXX 50® Index (in each case, 65.00% of such underlying index’s initial index value)

How to determine whether a contingent quarterly coupon is payable with respect to a quarterly coupon observation period:

Hypothetical Quarterly Coupon Observation Period	Lowest Index Closing Value on an Index Business Day During the Applicable Quarterly Coupon Observation Period			Contingent Quarterly Coupon
	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
#1	2,100.00 (at or above the downside threshold level)	1,200.00 (at or above the downside threshold level)	3,100.00 (at or above the downside threshold level)	$21.625
#2	1,200.00 (below the downside threshold level)	1,000.00 (at or above the downside threshold level)	1,700.00 (below the downside threshold level)	$0.000
#3	1,700.00 (at or above the downside threshold level)	950.00 (at or above the downside threshold level)	1,600.00 (below the downside threshold level)	$0.000
#4 - #8	1,200.00 (below the downside threshold level)	600.00 (below the downside threshold level)	1,600.00 (below the downside threshold level)	$0.000

On each index business day during hypothetical quarterly coupon observation period #1, each of the S&P 500® Index, Russell 2000® Index and EURO STOXX 50® Index closes at or above its downside threshold level. Therefore, a contingent quarterly coupon is paid on the relevant coupon payment date.

On at least one index business day during each of the hypothetical quarterly coupon observation periods #2 and #3, at least one underlying index closes at or above its downside threshold level but one or more other underlying indexes close below the respective downside threshold level(s). Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On at least one index business day during each of the hypothetical quarterly coupon observation periods #4 - #8, each underlying index closes below its downside threshold level and, accordingly, no contingent quarterly coupon is paid on the relevant coupon payment date.

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

You will not receive a contingent quarterly coupon on any coupon payment date if the index closing value of any underlying index is below its downside threshold level on any index business day during the related quarterly coupon observation period.

How to calculate the payment at maturity (if the securities have not been redeemed):

Index Closing Value (Final Index Value)
Example	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index	Payment at Maturity
#1	2,200.00 (at or above the downside threshold level)	1,300.00 (at or above the downside threshold level)	3,100.00 (at or above the downside threshold level)	$1,000*
#2	1,700.00 (at or above the downside threshold level)	650.00 (below the downside threshold level)	2,300.00 (at or above the downside threshold level)	$1,000 × the worst performing index performance factor = $1,000 × (650.00 / 1,300.00) = $500.00
#3	1,100.00 (below the downside threshold level)	1,000.00 (at or above the downside threshold level)	1,700.00 (below the downside threshold level)	$1,000 × (1,100.00 / 2,200.00) = $500.00
#4	660.00 (below the downside threshold level)	455.00 (below the downside threshold level)	1,050.00 (below the downside threshold level)	$1,000 × (660.00 / 2,200.00) = $300.00
#5	550.00 (below the downside threshold level)	390.00 (below the downside threshold level)	900.00 (below the downside threshold level)	$1,000 × (550.00 / 2,200.00) = $250.00

*Does not include contingent quarterly coupon for the final quarterly coupon observation period, if any

In example #1, the final index value of each of the S&P 500® Index, Russell 2000® Index and EURO STOXX 50® Index is at or above its downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and, if the index closing value of each underlying index is at or above its downside threshold level on every index business day during the final quarterly coupon observation period, the contingent quarterly coupon with respect to such period. Investors will not participate in any appreciation of any underlying index.

In examples #2 and #3, the final index value of one or more underlying indexes is at or above its downside threshold level, but the final index value of one or more of the other underlying indexes is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the worst performing index performance factor.

Similarly, in examples #4 and #5, the final index value of each underlying index is below its downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index (i.e., the worst performing index performance factor). In example #4, the S&P 500® Index has declined 70.00% from its initial index value to its final index value, while each of the Russell 2000® Index and the EURO STOXX 50® Index has declined

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

65.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

In example #5, the S&P 500® Index has declined 75.00% from its initial index value, while each of the Russell 2000® Index and the EURO STOXX 50® Index has declined 70.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

If the final index value of any underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $650.00 per security and could be zero.

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that various hypothetical index closing values of the worst performing underlying index on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of index closing values that are entirely hypothetical; no one can predict what the index closing value of any underlying index will be on any day throughout the life of your securities and what the final index value of the worst performing underlying index will be on the valuation date. The underlying indexes have been highly volatile in the past — meaning that the index closing values have changed considerably in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your securities in a secondary market prior to the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying indexes and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$1,000
Downside threshold level	with respect to each underlying index, 65.00% of such underlying index’s initial index value
The securities have not been redeemed
The effect of any accrued and unpaid coupon has been excluded
Neither a market disruption event nor a non-index business day occurs on the originally scheduled valuation date
No change in or affecting any of the underlying index stocks or the method by which the applicable underlying index publisher calculates any underlying index
Securities purchased on original issue date at the stated principal amount and held to the stated maturity date

Moreover, we have not yet set the initial index values that will serve as the baseline for determining the coupon payable on each coupon payment date, if any, if the securities will be redeemed, the index performance factors and the amount that we will pay on your securities, if any, at maturity. We will not do so until the pricing date. As a result, the actual initial index values may differ substantially from the index closing values prior to the pricing date.

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

For these reasons, the actual performances of the underlying indexes over the life of your securities may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this document. For information about the historical values of the underlying indexes during recent periods, see “The Underlying Indexes — Historical Index Closing Values” below. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying indexes between the date of this document and the date of your purchase of the offered securities.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying index stocks.

If the securities are not redeemed, the amount we would deliver for each $1,000 principal amount of your securities on the stated maturity date will depend on the performance of the worst performing underlying index on the valuation date, as shown in the table below. The table below assumes that the securities have not been redeemed and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final index values of the worst performing underlying index and are expressed as percentages of its initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value of the worst performing underlying index, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final index value of the worst performing underlying index and the assumptions noted above.

The Securities Have Not Been Redeemed

Hypothetical Final Index Value of the Worst Performing Underlying Index (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity if the Securities Have Not Been Redeemed (as Percentage of Stated Principal Amount)
150.000%	100.000%*
125.000%	100.000%*
110.000%	100.000%*
105.000%	100.000%*
101.000%	100.000%*
100.000%	100.000%*
90.000%	100.000%*
80.000%	100.000%*
70.000%	100.000%*
65.000%	100.000%*
64.999%	64.999%
50.000%	50.000%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%

*Does not include the final coupon, if any

If, for example, the securities have not been redeemed and the final index value of the worst performing underlying index were determined to be 25.000% of its initial index value, the payment at maturity that we would deliver on your securities would be 25.000% of the stated principal amount of your securities, as shown in the table above. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final index value of the worst performing underlying index were determined to be zero,

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Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

you would lose your entire investment in the securities. In addition, if the final index value of the worst performing underlying index were determined to be 150.000% of its initial index value, the payment at maturity (excluding the final coupon, if any) that we would deliver on your securities would be limited to 100.000% of each $1,000 principal amount of your securities, as shown in the table above. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final index value of the worst performing underlying index over its initial index value.

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the underlying index stocks that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your securities on the stated maturity date or at any other time, including any time you may wish to sell your securities, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered securities. The hypothetical payments on securities held to the stated maturity date in the examples above assume you purchased your securities at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your securities. The return on your investment (whether positive or negative) in your securities will be affected by the amount you pay for your securities. If you purchase your securities for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

Payments on the securities are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the securities are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the securities or the U.S. federal income tax treatment of the securities, as described elsewhere in this document.

We cannot predict the actual index closing values of the underlying indexes on any day, the final index values of the underlying indexes or what the market value of your securities will be on any particular index business day, nor can we predict the relationship between the index closing values of the underlying indexes and the market value of your securities at any time prior to the stated maturity date. The actual coupon payment, if any, that a holder of the securities will receive on each coupon payment date, the actual amount that a holder will receive at maturity, if any, and the rate of return on the offered securities will depend on whether or not the securities are redeemed and the actual initial index values, which we will set on the pricing date, and on the actual index closing values of the underlying indexes during the applicable quarterly coupon observation period and the actual final index values determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the coupon to be paid in respect of your securities, if any, and the cash amount to be paid in respect of your securities on the stated maturity date, if any, may be very different from the information reflected in the examples above.

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 25. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement no. 25. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying index stocks, i.e., with respect to an underlying index to which your securities are linked, the stocks comprising such underlying index. You should carefully consider whether the offered securities are suited to your particular circumstances.

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Subject to our redemption right, the cash payment on your securities, if any, on the stated maturity date will be based on the performances of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index as measured from their initial index values set on the pricing date to their index closing values on the valuation date. If the final index value of the worst performing underlying index is less than its downside threshold level, you will lose 1.00% of the stated principal amount of your securities for every 1.00% decline in the index value of the worst performing underlying index over the term of the securities. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to the stated maturity date may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the coupons (if any) and return on the securities will be based on the performances of the underlying indexes, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series E Program — How the Notes Rank Against Other Debt” on page S-4 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 33 of the accompanying prospectus.

You May Not Receive a Coupon on Any Coupon Payment Date, and the Potential to Receive a Coupon on a Coupon Payment Date May Terminate at Any Time During the Applicable Quarterly Coupon Observation Period

You will be paid a coupon on a coupon payment date only if the closing value of each underlying index is equal to or greater than its downside threshold level on each index business day during the preceding quarterly coupon observation period. If the closing value of any underlying index on any index business day during the applicable quarterly coupon observation period is less than its downside threshold level, you will not receive a coupon payment on the applicable coupon payment date. This will be the case even if the closing value of each other underlying index is above its downside threshold level on each index business day during the applicable quarterly coupon observation period and even if the closing value of

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

that underlying index is above its downside threshold level on every other day during the applicable quarterly coupon observation period. If this occurs during every quarterly coupon observation period, whether due to changes in the levels of one or more than one of the underlying indexes, the overall return you earn on your securities will be zero or less and such return will be less than you would have earned by investing in a security that bears interest at the prevailing market rate.

We Are Able to Redeem Your Securities at Our Option

On each coupon payment date commencing on the coupon payment date expected to occur on June 21, 2017 and ending on the coupon payment date expected to occur on September 20, 2018, we will be permitted to redeem your securities at our option. Furthermore, our option to redeem your securities may adversely affect the value of your securities. It is our sole option whether to redeem your securities prior to maturity and we may or may not exercise this option for any reason. Many factors may influence the likelihood of your securities being redeemed.  In general, we will be more likely to redeem the securities when we expect the index closing value of each underlying index to be at or above its downside threshold level on every index business day during the next quarterly coupon observation period.  On the other hand, we will be less likely to redeem the securities when we expect the index closing value of any underlying index to be below its downside threshold level on an index business day during the next quarterly coupon observation period, such that you will receive no coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Because of this redemption option, the term of your securities could be anywhere between six and twenty-four months. No further payments will be made on the securities if they are redeemed.

The Coupon Does Not Reflect the Actual Performances of the Underlying Indexes and Investors Will Not Participate in Any Appreciation in the Underlying Indexes

On any coupon payment date, you will receive a coupon only if the index closing value of each underlying index is equal to or above its downside threshold level on every index business day during the preceding quarterly coupon observation period.  The coupon for each quarterly coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference of the index closing values of any underlying index between the pricing date and any observation end date or between two observation end dates.  You will not participate in any appreciation of any underlying index, and the return on the securities will be limited to the coupons, if any, that are paid with respect to each coupon payment date.  Accordingly, the coupons, if any, on the securities may be less than the return you could earn on another instrument linked to any underlying index that pays coupons based on the performance of such underlying index from the pricing date to any observation end date or from observation end date to observation end date.

The Payment at Maturity Will Be Based Solely on the Worst Performing Underlying Index

If the securities are not redeemed, the payment at maturity will be based on the worst performing underlying index without regard to the performances of the other underlying indexes. As a result, you could lose all or some of your initial investment if the worst performing index performance factor is negative, even if there is an increase in the values of the other underlying indexes. This could be the case even if one or more of the other underlying indexes increased by an amount greater than the decrease in the worst performing underlying index.

Because the Securities Are Linked to the Performance of the Worst Performing Underlying Index, You Have a Greater Risk of Receiving No Contingent Quarterly Coupons and Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlying Index

The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indexes, it is more

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

likely that an underlying index will close below its downside threshold level on any index business day during the applicable coupon observation period or on the valuation date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment.

You are Exposed to the Market Risk of Each Underlying Index

Your return on the securities is contingent upon the performance of each individual underlying index.  Therefore, you will be exposed equally to the risks related to each underlying index.  Poor performance by any of the underlying indexes over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying indexes.  Accordingly, your investment is subject to the full market risk of each underlying index.

The Return on Your Securities May Change Significantly Despite Only a Small Change in the Value of the Worst Performing Underlying Index

If your securities are not redeemed and the final index value of the worst performing underlying index is less than its downside threshold level, you will receive less than the stated principal amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a drop of up to 35.00% between the initial index value and the final index value of the worst performing underlying index will not result in a loss of principal on the securities, a decrease in the final index value of the worst performing underlying index to less than 65.00% of its initial index value will result in a loss of a significant portion of the stated principal amount of the securities despite only a small change in the value of the worst performing underlying index.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Underlying Index Stocks

We refer to the stocks that are included in the underlying indexes as underlying index stocks. The applicable underlying index publisher calculates the value of an underlying index by reference to the prices of its underlying index stocks, without taking account of the value of dividends paid on those stocks. Therefore, the return on your securities will not reflect the return you would realize if you actually owned the underlying index stocks and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the underlying index stocks by the applicable underlying index stock issuer. See “—Investing in the securities is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock” below for additional information.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such expected estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, the amount of the excess will decline on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “— Your Securities May Not Have an Active Trading Market” below.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•                  the value of the underlying indexes;

•                  the volatility – i.e., the frequency and magnitude of changes – in the index closing values of the underlying indexes;

•                  the dividend rates of the underlying index stocks;

•                  economic, financial, regulatory, political, military and other events that affect stock markets generally and the underlying index stocks, and which may affect the index closing values of the underlying indexes;

•                  interest rates and yield rates in the market;

•                  the time remaining until your securities mature; and

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GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

•                  our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

These factors, and many other factors, will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before maturity, you may receive less than the principal amount of your securities or the amount you may receive at maturity.

You cannot predict the future performance of the underlying indexes based on their historical performance. The actual performance of an underlying index over the life of the offered securities or the payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this document.

Your Securities May Not Have an Active Trading Market

Your securities will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your securities. Even if a secondary market for your securities develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

If the Values of the Underlying Indexes Change, the Market Value of Your Securities May Not Change in the Same Manner

The price of your securities may move quite differently than the performances of the underlying indexes. Changes in the values of the underlying indexes may not result in a comparable change in the market value of your securities. Even if the values of the underlying indexes increase above their downside threshold levels during some portion of the life of the securities, the market value of your securities may not reflect this amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” above.

Anticipated Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities

Goldman Sachs expects to hedge our obligations under the securities by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underlying indexes. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying indexes or the underlying index stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your securities. Alternatively, Goldman Sachs may hedge all or part of our obligations under the securities with unaffiliated distributors of the securities which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the value of the underlying indexes or the underlying index stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the securities or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the securities; hedging the exposure of Goldman Sachs to the securities including any interest in the securities that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the securities.

Any of these hedging or other activities may adversely affect the value of the underlying indexes — directly or indirectly by affecting the value of the underlying index stocks — and therefore the market value of your securities and the amount we will pay on your securities, if any, at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and may receive substantial returns on hedging or other activities while the value of your securities declines. In addition, if the distributor from which you purchase securities is to conduct hedging activities in connection with the securities, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Securities

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indexes, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your securities, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the securities.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your securities, or similar or linked to the underlying indexes or underlying index stocks. Investors in the securities should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the securities for liquidity, research coverage or otherwise.

The Policies of the Underlying Index Publishers and Changes That Affect the Underlying Indexes or the Underlying Index Stocks Comprising the Underlying Indexes Could Affect the Payment at Maturity and the Market Value of the Securities

The policies of an underlying index publisher concerning the calculation of the value of an underlying index, additions, deletions or substitutions of underlying index stocks comprising such underlying index and the manner in which changes affecting the underlying index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the value of the underlying index, could affect the value of the underlying index and, therefore, the payment on a coupon payment date or at maturity and the market value of your securities before a coupon payment date or the stated maturity date. The payment on a coupon payment date or at maturity and the market value of your securities could also be affected if the applicable underlying index publisher changes these policies, for example, by changing the manner in which it calculates an underlying index value or if the underlying index publisher discontinues or suspends calculation or publication of the value of an underlying index, in which case it may become difficult to determine the market value of your securities. If events such as these occur, the calculation

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

agent — which initially will be GS&Co., our affiliate — may determine the index closing values of the underlying indexes on any such date — and thus the payment on a coupon payment date or at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing index value of each underlying index on any index business day and the coupon or payment on a coupon payment date or at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlying” and “— Role of Calculation Agent” on page S-28 of the accompanying general terms supplement no. 25.

Investing in the Securities is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your securities is not equivalent to investing in the underlying indexes and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying index stocks, including voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your securities will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this document. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this document.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

There are Small-Capitalization Stock Risks Associated with the Russell 2000® Index

The Russell 2000® Index is comprised of stocks of companies that may be considered small capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the Russell 2000® Index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies.

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities

The value of your securities is linked to an underlying index that is comprised of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country’s geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom has voted to leave the European Union (popularly known as “Brexit”). The effect of Brexit is uncertain, and Brexit has and may continue to contribute to volatility in the prices of securities of companies located in Europe and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Your Securities May Be Subject to an Adverse Change in Tax Treatment in the Future

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your securities that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of Federal Income Tax Consequences” on page S-96 of the accompanying general terms supplement no. 25. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of Federal Income Tax Consequences” on page S-96 of the accompanying general terms supplement no. 25 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

December 2016

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Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

The Underlying Indexes

The S&P 500® Index

The S&P 500® Index includes a representative sample of 500 leading companies in leading industries of the U.S. economy. The S&P 500® Index is calculated, maintained and published by S&P Dow Jones Indices LLC.

As of November 30, 2016, the 500 companies included in the S&P 500® Index were divided into eleven Global Industry Classification Sectors. The Global Industry Classification Sectors include (with the approximate percentage currently included in such sectors indicated in parentheses): Consumer Discretionary (12.32%), Consumer Staples (9.26%), Energy (7.52%), Financials (14.65%), Health Care (13.74%), Industrials (10.46%), Information Technology (20.81%), Materials (2.91%), Real Estate (2.77%), Telecommunication Services (2.50%) and Utilities (3.07%). (Sector designations are determined by the underlying index publisher using criteria it has selected or developed. Index publishers may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indexes with different index publishers may reflect differences in methodology as well as actual differences in the sector composition of the indexes.)

In addition to the criteria for addition to the underlier set forth in the accompanying general terms supplement no. 25, a company must have a primary listing of its common stock on the NYSE, NYSE Arca, NYSE MKT, NASDAQ Global Select Market, NASDAQ Select Market, NASDAQ Capital Market, Bats BZX, Bats BYX, Bats EDGA or Bats EDGX.

The above information supplements the description of the underlying index found in the accompanying general terms supplement no. 25. This information was derived from information prepared by the underlying index publisher, however, the percentages we have listed above are approximate and may not match the information available on the underlying index publisher’s website due to subsequent corporation actions or other activity relating to a particular stock. For more details about the underlying index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underlyings — S&P 500® Index” on page S-42 of the accompanying general terms supplement no. 25.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such securities.

The Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.”

As of November 28, 2016, the 2,000 companies included in the Russell 2000® Index were divided into nine Russell Global Sectors. The Russell Global Sectors include (with the approximate percentage currently included in such sectors indicated in parentheses): Consumer Discretionary (13.53%), Consumer Staples (2.54%), Financial Services (27.31%), Health Care (12.68%), Materials & Processing (7.57%), Other Energy (3.15%), Producer Durables (13.97%), Technology (14.54%) and Utilities (4.72%). (Sector designations are determined by the underlying index publisher using criteria it has selected or developed. Index publishers may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

on which that sector is selected may also differ. As a result, sector comparisons between indexes with different index publishers may reflect differences in methodology as well as actual differences in the sector composition of the indexes.)

As of the June 2016 annual reconstitution, any share class of a company that does not independently qualify for eligibility in the index is no longer aggregated with the shares of such company’s primary vehicle (generally the share class with the highest two-year trading volume) and is removed from such company’s available shares.

The above information supplements the description of the underlying index found in the accompanying general terms supplement no. 25. This information was derived from information prepared by the underlying index publisher, however, the percentages we have listed above are approximate and may not match the information available on the underlying index publisher’s website due to subsequent corporation actions or other activity relating to a particular stock. For more details about the underlying index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underlyings — Russell 2000® Index” on page S-62 of the accompanying general terms supplement no. 25.

The Russell 2000® Index is a trademark of FTSE Russell (“Russell”) and has been licensed for use by GS Finance Corp. The securities are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the securities.

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks and was created by and is sponsored and maintained by STOXX Limited. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The 50 stocks included in the EURO STOXX 50® Index trade in Euros, and are allocated, based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain, which we refer to collectively as the Eurozone. The value of the EURO STOXX 50® Index is disseminated on the STOXX Limited website. STOXX Limited is under no obligation to continue to publish the index and may discontinue publication of it at any time. Additional information regarding the EURO STOXX 50® Index may be obtained from the STOXX Limited website: stoxx.com. We are not incorporating by reference the website or any material it includes in this document.

The top ten constituent stocks of the EURO STOXX 50® Index as of December 1, 2016, by weight, are: Total S.A. (5.52%), Sanofi (4.32%), Siemens AG (4.18%), SAP SE (3.75%), BASF SE (3.65%), Anheuser-Busch InBev N.V. (3.52%), Bayer AG (3.51%), Allianz SE (3.33%), Banco Santander S.A. (3.07%) and BNP Paribas S.A. (3.06%); constituent weights may be found at stoxx.com/download/indices/factsheets/SX5GT.pdf under “Factsheets and Methodologies” and are updated periodically. We are not incorporating by reference the website or any material it includes in this document.

As of December 1, 2016, the sixteen industry sectors which comprise the EURO STOXX 50® Index represent the following weights in the index: Automobiles & Parts (5.38%), Banks (14.60%), Chemicals (8.99%), Construction & Materials (3.96%), Food & Beverage (5.27%), Health Care (6.69%), Industrial Goods & Services (11.43%), Insurance (6.95%), Media (0.96%), Oil & Gas (7.22%), Personal & Household Goods (8.31%), Real Estate (0.99%), Retail (2.77%), Technology (6.62%), Telecommunications (5.31%) and Utilities (4.54%); industry weightings may be found at stoxx.com/download/indices/factsheets/SX5GT.pdf under “Factsheets and Methodologies” and are updated periodically. Percentages may not sum to 100% due to rounding. Sector designations are determined by the underlying index publisher using criteria it has selected or developed. Index publishers may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indexes with different index publishers may reflect differences in methodology as well as actual differences in the sector composition of the indexes.

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

As of December 1, 2016, the eight countries which comprise the EURO STOXX 50® Index represent the following weights in the index: Belgium (3.52%), Finland (1.14%), France (37.15%), Germany (33.03%), Ireland (1.26%), Italy (4.64%), Netherlands (9.42%) and Spain (9.83%); country weightings may be found at stoxx.com/download/indices/factsheets/SX5GT.pdf under “Factsheets and Methodologies” and are updated periodically.

The above information supplements the description of the underlying index found in the accompanying general terms supplement no. 25. This information was derived from information prepared by the underlying index publisher, however, the percentages we have listed above are approximate and may not match the information available on the underlying index publisher’s website due to subsequent corporation actions or other activity relating to a particular stock. For more details about the underlying index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underlyings — EURO STOXX 50® Index” on page S-76 of the accompanying general terms supplement no. 25.

The EURO STOXX 50® is the intellectual property of STOXX Limited, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The securities or other financial instruments based on the underlying index are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.

Historical Index Closing Values

The index closing values of the underlying indexes have fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the index closing value of any underlying index during any period shown below is not an indication that such underlying index is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical index closing values of an underlying index as an indication of the future performance of that underlying index. We cannot give you any assurance that the future performance of an underlying index or the underlying index stocks will result in your receiving any coupon payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying indexes. Before investing in the offered notes, you should consult publicly available information to determine the relevant underlying index values between the date of this document and the date of your purchase of the offered notes. The actual performance of each underlying index over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical index closing values shown below.

The table below shows the high, low and period end index closing values of each underlying index for each of the four calendar quarters in 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015 and 2016 (through December 12, 2016). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

Historical Quarterly High, Low and Period End Index Closing Values of the S&P 500® Index

	High	Low	Period End
2007
Quarter ended March 31	1,459.68	1,374.12	1,420.86
Quarter ended June 30	1,539.18	1,424.55	1,503.35
Quarter ended September 30	1,553.08	1,406.70	1,526.75
Quarter ended December 31	1,565.15	1,407.22	1,468.36
2008
Quarter ended March 31	1,447.16	1,273.37	1,322.70
Quarter ended June 30	1,426.63	1,278.38	1,280.00
Quarter ended September 30	1,305.32	1,106.39	1,166.36
Quarter ended December 31	1,161.06	752.44	903.25
2009
Quarter ended March 31	934.70	676.53	797.87
Quarter ended June 30	946.21	811.08	919.32
Quarter ended September 30	1,071.66	879.13	1,057.08
Quarter ended December 31	1,127.78	1,025.21	1,115.10
2010
Quarter ended March 31	1,174.17	1,056.74	1,169.43
Quarter ended June 30	1,217.28	1,030.71	1,030.71
Quarter ended September 30	1,148.67	1,022.58	1,141.20
Quarter ended December 31	1,259.78	1,137.03	1,257.64
2011
Quarter ended March 31	1,343.01	1,256.88	1,325.83
Quarter ended June 30	1,363.61	1,265.42	1,320.64
Quarter ended September 30	1,353.22	1,119.46	1,131.42
Quarter ended December 31	1,285.09	1,099.23	1,257.60
2012
Quarter ended March 31	1,416.51	1,277.06	1,408.47
Quarter ended June 30	1,419.04	1,278.04	1,362.16
Quarter ended September 30	1,465.77	1,334.76	1,440.67
Quarter ended December 31	1,461.40	1,353.33	1,426.19
2013
Quarter ended March 31	1,569.19	1,457.15	1,569.19
Quarter ended June 30	1,669.16	1,541.61	1,606.28
Quarter ended September 30	1,725.52	1,614.08	1,681.55
Quarter ended December 31	1,848.36	1,655.45	1,848.36
2014
Quarter ended March 31	1,878.04	1,741.89	1,872.34
Quarter ended June 30	1,962.87	1,815.69	1,960.23
Quarter ended September 30	2,011.36	1,909.57	1,972.29
Quarter ended December 31	2,090.57	1,862.49	2,058.90
2015
Quarter ended March 31	2,117.39	1,992.67	2,067.89
Quarter ended June 30	2,130.82	2,057.64	2,063.11
Quarter ended September 30	2,128.28	1,867.61	1,920.03
Quarter ended December 31	2,109.79	1,923.82	2,043.94
2016
Quarter ended March 31	2,063.95	1,829.08	2,059.74
Quarter ended June 30	2,119.12	2,000.54	2,098.86
Quarter ended September 30	2,190.15	2,088.55	2,168.27
Quarter ending December 31 (through December 12, 2016)	2,259.53	2,085.18	2,256.96

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

Historical Quarterly High, Low and Period End Index Closing Values of the Russell 2000® Index

	High	Low	Period End
2007
Quarter ended March 31	829.440	760.060	800.710
Quarter ended June 30	855.090	803.220	833.700
Quarter ended September 30	855.770	751.540	805.450
Quarter ended December 31	845.720	735.070	766.030
2008
Quarter ended March 31	753.550	643.970	687.970
Quarter ended June 30	763.270	686.070	689.660
Quarter ended September 30	754.380	657.720	679.580
Quarter ended December 31	671.590	385.310	499.450
2009
Quarter ended March 31	514.710	343.260	422.750
Quarter ended June 30	531.680	429.160	508.280
Quarter ended September 30	620.690	479.270	604.280
Quarter ended December 31	634.070	562.400	625.390
2010
Quarter ended March 31	690.300	586.490	678.640
Quarter ended June 30	741.920	609.490	609.490
Quarter ended September 30	677.640	590.030	676.140
Quarter ended December 31	792.350	669.450	783.650
2011
Quarter ended March 31	843.550	773.180	843.550
Quarter ended June 30	865.290	777.200	827.430
Quarter ended September 30	858.110	643.420	644.160
Quarter ended December 31	765.430	609.490	740.920
2012
Quarter ended March 31	846.130	747.280	830.300
Quarter ended June 30	840.630	737.240	798.490
Quarter ended September 30	864.700	767.750	837.450
Quarter ended December 31	852.490	769.480	849.350
2013
Quarter ended March 31	953.068	872.600	951.542
Quarter ended June 30	999.985	901.513	977.475
Quarter ended September 30	1,078.408	989.535	1,073.786
Quarter ended December 31	1,163.637	1,043.459	1,163.637
2014
Quarter ended March 31	1,208.651	1,093.594	1,173.038
Quarter ended June 30	1,192.964	1,095.986	1,192.964
Quarter ended September 30	1,208.150	1,101.676	1,101.676
Quarter ended December 31	1,219.109	1,049.303	1,204.696
2015
Quarter ended March 31	1,266.373	1,154.709	1,252.772
Quarter ended June 30	1,295.799	1,215.417	1,253.947
Quarter ended September 30	1,273.328	1,083.907	1,100.688
Quarter ended December 31	1,204.159	1,097.552	1,135.889
2016
Quarter ended March 31	1,114.028	953.715	1,114.028

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

	High	Low	Period End
Quarter ended June 30	1,188.954	1,089.646	1,151.923
Quarter ended September 30	1,263.438	1,139.453	1,251.646
Quarter ending December 31 (through December 12, 2016)	1,388.073	1,156.885	1,373.142

Historical Quarterly High, Low and Period End Index Closing Values of the EURO STOXX 50® Index

	High	Low	Period End
2007
Quarter ended March 31	4,272.32	3,906.15	4,181.03
Quarter ended June 30	4,556.97	4,189.55	4,489.77
Quarter ended September 30	4,557.57	4,062.33	4,381.71
Quarter ended December 31	4,489.79	4,195.58	4,399.72
2008
Quarter ended March 31	4,339.23	3,431.82	3,628.06
Quarter ended June 30	3,882.28	3,340.27	3,352.81
Quarter ended September 30	3,445.66	3,000.83	3,038.20
Quarter ended December 31	3,113.82	2,165.91	2,447.62
2009
Quarter ended March 31	2,578.43	1,809.98	2,071.13
Quarter ended June 30	2,537.35	2,097.57	2,401.69
Quarter ended September 30	2,899.12	2,281.47	2,872.63
Quarter ended December 31	2,992.08	2,712.30	2,964.96
2010
Quarter ended March 31	3,017.85	2,631.64	2,931.16
Quarter ended June 30	3,012.65	2,488.50	2,573.32
Quarter ended September 30	2,827.27	2,507.83	2,747.90
Quarter ended December 31	2,890.64	2,650.99	2,792.82
2011
Quarter ended March 31	3,068.00	2,721.24	2,910.91
Quarter ended June 30	3,011.25	2,715.88	2,848.53
Quarter ended September 30	2,875.67	1,995.01	2,179.66
Quarter ended December 31	2,476.92	2,090.25	2,316.55
2012
Quarter ended March 31	2,608.42	2,286.45	2,477.28
Quarter ended June 30	2,501.18	2,068.66	2,264.72
Quarter ended September 30	2,594.56	2,151.54	2,454.26
Quarter ended December 31	2,659.95	2,427.32	2,635.93
2013
Quarter ended March 31	2,749.27	2,570.52	2,624.02
Quarter ended June 30	2,835.87	2,511.83	2,602.59
Quarter ended September 30	2,936.20	2,570.76	2,893.15
Quarter ended December 31	3,111.37	2,902.12	3,109.00
2014
Quarter ended March 31	3,172.43	2,962.49	3,161.60
Quarter ended June 30	3,314.80	3,091.52	3,228.24
Quarter ended September 30	3,289.75	3,006.83	3,225.93
Quarter ended December 31	3,277.38	2,874.65	3,146.43
2015
Quarter ended March 31	3,731.35	3,007.91	3,697.38

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

	High	Low	Period End
Quarter ended June 30	3,828.78	3,424.30	3,424.30
Quarter ended September 30	3,686.58	3,019.34	3,100.67
Quarter ended December 31	3,506.45	3,069.05	3,267.52
2016
Quarter ended March 31	3,178.01	2,680.35	3,004.93
Quarter ended June 30	3,151.69	2,697.44	2,864.74
Quarter ended September 30	3,091.66	2,761.37	3,002.24
Quarter ending December 31 (through December 12, 2016)	3,199.11	2,954.53	3,199.11

The graphs below show the daily historical index closing values of each underlying index from January 1, 2007 through December 12, 2016. We obtained the index closing values in the graph below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

Additional Information About the Securities

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-17 of the accompanying general terms supplement no. 25. This document supersedes any conflicting provisions of the accompanying general terms supplement no. 25.

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Underlying index publisher:	S&P Dow Jones Indices LLC with respect to the S&P 500® Index, FTSE Russell with respect to the Russell 2000® Index and STOXX Limited with respect to the EURO STOXX 50® Index
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Regular record date:	The scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)
Postponement of stated maturity date:	As described under “Supplemental Terms of the Notes — Stated Maturity Date” on page S-17 of the accompanying general terms supplement no. 25
Postponement of coupon payment dates:	As described under “Supplemental Terms of the Notes — Coupon Payment —Coupon Payment Dates” on page S-26 of the accompanying general terms supplement no. 25.
Specified currency:	U.S. dollars (“$”)
Index closing value:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Value” on page S-33 of the accompanying general terms supplement no. 25
Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-32 of the accompanying general terms supplement no. 25
Index business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Underlying Business Day” on page S-32 of the accompanying general terms supplement no. 25
Quarterly coupon observation period:

The period from but excluding each observation end date (or the pricing date, in the case of the first quarterly coupon observation period) to and including the next succeeding observation end date excluding any date or dates on which the calculation agent determines that a market disruption event with respect to any underlying index occurs or is continuing or that the calculation agent determines is not an index business day with respect to any underlying index. Notwithstanding the immediately preceding sentence, if the calculation agent determines that, with respect to any underlying index, a market disruption event occurs or is continuing on the observation end date for the applicable quarterly coupon observation period or that day is not otherwise an index business day, the observation end date, and therefore the last day for such quarterly coupon observation period, will be postponed as if it were a coupon observation date as described in the accompanying general terms supplement no. 25.

FDIC:	The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank
Tax considerations:

You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize each security for all tax purposes as an income-

December 2016

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Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

bearing pre-paid derivative contract in respect of the underlying indexes, as described under “Supplemental Discussion of Federal Income Tax Consequences” on page S-96 of the accompanying general terms supplement no. 25. Pursuant to this approach, it is the opinion of Sidley Austin LLP that it is likely that any contingent quarterly coupon payment will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.  If you are a United States alien holder of the securities, we intend to withhold on contingent quarterly coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty.  In addition, upon the sale, exchange, redemption or maturity of your securities, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any, between the amount you receive at such time (excluding amounts attributable to any contingent quarterly coupon payment) and your tax basis in your securities. Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to FATCA withholding. However, according to published guidance, the withholding tax described above will not apply to payments of gross proceeds from the sale, exchange redemption or other disposition of the securities (including payment at maturity) made before January 1, 2019.

Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-95 of the accompanying general terms supplement no. 25
ERISA:	As described under “Employee Retirement Income Security Act” on page S-103 of the accompanying general terms supplement no. 25
Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-104 of the accompanying general terms supplement no. 25 and “Plan of Distribution — Conflicts of Interest” on page 78 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $   .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this document. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this document. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $20.00, or 2.00% of the principal amount, for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession, or 0.50% of the principal amount, for each security as a structuring fee. Goldman, Sachs & Co. will receive an underwriting discount of $1.50, or 0.15% of the principal amount, for each security. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written

December 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

approval of the account holder.

We expect to deliver the securities against payment therefor in New York, New York on December      , 2016, which is expected to be the third scheduled business day following the date of this document and of the pricing of the securities.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

Contact:

Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).

About Your Securities:

GS Finance Corp. and The Goldman Sachs Group, Inc. have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and general terms supplement no. 25 listed below) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and general terms supplement no. 25 and any other documents relating to this offering that we have filed with the SEC for more complete information about us and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.sec.gov. Alternatively, GS Finance Corp. and The Goldman Sachs Group, Inc. will arrange to send you the prospectus, prospectus supplement and general terms supplement no. 25 if you so request by calling (212) 357-4612.

The securities are notes that are part of the Medium-Term Notes, Series E program of GS Finance Corp., and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This document should be read in conjunction with the following:

•                  General terms supplement no. 25 dated December 22, 2015

•                  Prospectus supplement dated December 22, 2015

•                  Prospectus dated December 22, 2015

The information in this document supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

For purposes of the securities, all references to “lesser performing”  and “coupon observation dates” used in the accompanying general terms supplement no. 25 will be deemed to refer to “worst performing” and “observation end dates”, respectively, in this document.

December 2016

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this document, the accompanying general terms supplement no. 25, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This document, the accompanying general terms supplement no. 25, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this document, the accompanying general terms supplement no. 25, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$

GS Finance Corp.

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due December 20, 2018

Principal at Risk Securities

Goldman, Sachs & Co.

December 2016